As filed with the Securities and Exchange Commission on September 5, 2007.
Registration No. 333-132672

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hanover Compressor Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0625124 (I.R.S. Employer Identification Number)
Exterran Energy Solutions, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2344249 (I.R.S. Employer Identification Number)
12001 N. Houston Rosslyn
Houston, Texas 77086
(281) 447-8787
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)
Donald C. Wayne
Senior Vice President, General
Counsel and Secretary
Exterran Holdings, Inc.
4444 Brittmoore
Houston, Texas 77041
(713) 335-7000
(Name, address, including zip code, and
telephone number, including area code, of
agent for service)
     Approximate date of commencement of proposed sale to public: Not applicable
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES

DEREGISTRATION OF UNSOLD SECURITIES
     On March 24, 2006, Hanover Compressor Company (the “Company”), together with its wholly-owned subsidiary and co-registrant Exterran Energy Solutions, L.P. (formerly known as Hanover Compression Limited Partnership) (the “Co-Registrant”), filed with the Securities and Exchange Commission a Registration Statement on Form S-3ASR (Registration No. 333-132672) (the “Registration Statement”) for the registration of an indeterminate number of the Company’s (i) senior debt securities or subordinated debt securities issued under a senior indenture and a subordinated indenture, respectively (the “Debt Securities”), (ii) shares of common stock, par value $0.001 per share (the “Common Stock”), (iii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) depository shares each of which represents a fractional interest of a share of the Preferred Stock (the “Depository Shares”), (v) warrants to purchase Depositary Shares, Debt Securities, Common stock or Preferred Stock or any combination of those or other securities (the “Securities Warrants”), (vi) stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock or other securities at a future date or dates (the “Stock Purchase Contracts”), (vii) units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, (the “Stock Purchase Units”) and (viii) the guarantee of the Debt Securities by the Co-Registrant (the “Guarantee”, together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Securities Warrants, Stock Purchase Contracts and Stock Purchase Units, the “Securities” ). The Registration Statement became effective upon filing.
     On August 20, 2007, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Universal Compression Holdings, Inc., a Delaware corporation (“Universal”), Exterran Holdings, Inc., a Delaware corporation (formerly known as Iliad Holdings, Inc.)(“Holdco”), Hector Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Hanover Merger Sub”), and Ulysses Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Universal Merger Sub”), the Company merged with and into Hanover Merger Sub, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly owned subsidiary of Holdco. As provided in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company was automatically converted into the right to receive 0.325 shares of Holdco Common Stock, provided that cash was paid in lieu of any fractional shares.
     As a result of the Merger, the Company has terminated all offerings of securities pursuant to its existing registration statements as of the effective time of the Merger, including the Registration Statement. In accordance with an undertaking made by the Company and the Co-Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company and the Co-Registrant hereby remove from registration the Securities registered under the Registration Statement that remain unsold prior to the effective time of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of August, 2007.

Hanover Compressor Company (Registrant)
By:	/s/ Stephen A. Snider
Name:	Stephen A. Snider
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 30th day of August, 2007.

Signature	Title

/s/ Stephen A. Snider Stephen A. Snider	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. Michael Anderson J. Michael Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth R. Bickett Kenneth R. Bickett	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Brian A. Matusek Brian A. Matusek	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of August, 2007.

Exterran Energy Solutions, L.P. (Registrant)
By:	/s/ Stephen A. Snider
Name:	Stephen A. Snider
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 30th day of August, 2007.

Signature	Title

/s/ Stephen A. Snider Stephen A. Snider	President and Chief Executive Officer (Principal Executive Officer)

/s/ J. Michael Anderson J. Michael Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth R. Bickett Kenneth R. Bickett	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Gary M. Wilson Gary M. Wilson	Manager

/s/ Brian A. Matusek Brian A. Matusek	Manager

/s/ Daniel A. Newman Daniel A. Newman	Manager